FOR IMMEDIATE RELEASE

                           HOTEL RESERVATIONS NETWORK
                     REPORTS RECORD RESULTS FOR Q4 AND YEAR

         RECORD REVENUES: $100 MILLION FOR Q4 AND $328 MILLION FOR YEAR RECORD EBITDA: $17.6 MILLION FOR Q4 AND $52.6 MILLION FOR YEAR


KEY FULL YEAR RESULTS (2000 ACTUAL COMPARED TO 1999 PRO FORMA)
    - REVENUES INCREASE 103% TO $328.0 MILLION FROM $161.8 MILLION
    - EBITDA INCREASES 118% TO $52.6 MILLION FROM $24.2 MILLION
    - ADJUSTED EPS (DILUTED) INCREASES 138% TO $0.69 FROM $0.29
    - EPS (DILUTED) INCREASES TO $0.20 FROM ($0.24)
    - ROOM NIGHTS SOLD INCREASES 98% TO 2,433,000 FROM 1,229,000

KEY QUARTERLY RESULTS (Q4 OF 2000 COMPARED TO Q4 OF 1999)
    - REVENUES INCREASE 87% TO $100.0 MILLION FROM $53.4 MILLION
    - EBITDA INCREASES 102% TO $17.6 MILLION FROM $8.7 MILLION
    - ADJUSTED EPS (DILUTED) INCREASES 144% TO $0.22 FROM $0.09
    - EPS (DILUTED) INCREASES TO $0.09 FROM ($0.03)
    - ROOM NIGHTS SOLD INCREASES 83% TO 699,900 FROM 383,000

Dallas, Texas, January 25, 2001 -- Hotel Reservations Network (HRN) (NASDAQ:
ROOM), www.hoteldiscount.com, the Internet's number one provider of discount hotel accommodations worldwide, announced today record financial results for the 4th quarter and full year 2000.

For the 12 months ended December 31, 2000, HRN posted a 103% increase in net revenues, driven by continued strong demand across the company's multiple distribution channels including HRN's websites, more than 4,200 affiliate websites, premier search engine alliances and HRN's 24-hour call centers. During the year, HRN significantly expanded its business by adding over 2,600 new web affiliates, and also expanded its supply of hotel rooms in new and existing cities. Leveraging its profitable business model, HRN reported full year 2000 EBITDA of $52.6 million, an increase of 118% over pro forma EBITDA of $24.2 million in 1999. In addition, the company reported adjusted net income, which excludes the effect of certain non-cash expenses, of $37.1 million for 2000, an increase of 135% over adjusted pro forma net income of $15.8 million for the full year 1999.

The unaudited financial highlights for 2000 and pro forma financial highlights for 1999 are set forth below (amounts are in thousands, except earnings per share and adjusted earnings per share data):


                                                            Three months ended                Twelve months ended
                                                               December 31,                         December 31,
                                                     -------------------------------     ---------------------------
                                                      2000                  1999            2000             1999
                                                      ----                  ----            ----             ----
                                                                     (Pro forma)                       (Pro forma)
Net revenue                                          $100,014             $53,443        $327,977          $161,814
Gross profit (1)                                       32,497              16,789         102,184            48,458
EBITDA (2)                                             17,637               8,715          52,641            24,175
Adjusted Net Income (3)                                12,486               5,347          37,124            15,872
Adjusted Earnings per share, diluted (3)                $0.22               $0.09           $0.69             $0.29
Net Income                                              5,154              (1,925)         10,832           (12,828)
Earnings per Share, diluted                             $0.09              ($0.03)          $0.20            ($0.24)
Weighted average shares outstanding, diluted (4)       56,343              55,235          53,580            53,580

   (1) Reflects reclassification of performance-based affiliate fees from cost of sales to selling, general and administrative expenses, resulting in an increase to gross profit of $1 million for the 4th quarter of 1999 and $2.6 million for the 12 months ended December 31, 1999.
   (2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization of goodwill, and non-cash marketing expense (warrant costs related to affiliation arrangements). For the 12 months ended December 31, 1999, it also excludes non-recurring acquisition related costs of $20,257.
   (3) Adjusted Net Income and Adjusted EPS exclude acquisition related goodwill amortization and warrant amortization and non-recurring acquisition related costs of $20,257 incurred in the second quarter of 1999.
   (4) Weighted average shares outstanding for the calculation of earnings per share for the 12 months ended December 31, 2000 assumed the 38,999 shares of the Class B Common Stock were outstanding for the entire period and the 16,235 shares of Class A Common Stock and the diluted effects of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to December 31, 2000. 1999 shares outstanding is shown on a pro-forma basis for the same number of shares as 2000 for comparison purposes.


Commenting on the results, Bob Diener, President of Hotel Reservations Network, said, "HRN's unique and scalable business model produced record results in 2000. Overall, we produced $52.6 million of EBITDA and $80.8 million in operating cash flow in 2000, during a period when many Internet companies were highly unprofitable and faced severe cash shortages. Our ability to produce profitable results, while simultaneously expanding our base of affiliates and hotel partnerships, highlights the efficiencies inherent in our company. Not only do we continue to focus on growth, but we also continue our relentless efforts to improve operating efficiencies and reduce costs.

"Although our growth in 2000 was significant," Mr. Diener continued, "HRN has barely scratched the surface of the large worldwide lodging market. We have a platform for continued rapid expansion at a relatively low incremental cost, and there is substantial room for growth in both current and new markets, both domestically and internationally. And if the pace of economic activity should be somewhat slower in 2001, HRN would nonetheless expect to benefit from an even greater consumer focus on value, combined with a larger available supply of hotel rooms and other lodging alternatives."

"We have entered 2001 with continued strong momentum. Consumers are only beginning to discover the convenience and value provided through our wide selection of discounted hotel rooms. With our pending acquisition of TravelNow.com, we will quadruple our affiliate base to over 16,000, giving us an even broader distribution platform to drive revenues, profits and cash flow. Following the close of the TravelNow.com transaction, we will have over $130 million in cash and no debt. Our industry leadership position, healthy balance sheet and significant cash flow support our strategic position as we carefully seek additional avenues to expand our business."

4TH QUARTER AND 2000 HIGHLIGHTS:

- The growth of HRN's city and affiliate base, coupled with strong organic growth in online hotel bookings and the addition of Condosaver.com, drove room nights sold during 2000 to 2,433,000, a 98% increase over 1999. In the 4th quarter, room nights sold were 699,900, an 83% increase over the 4th quarter of 1999.

- The company's base of web affiliates reached 4,200 during 2000, an increase of over 800 affiliates from the 3rd quarter and an increase of 2,600 from 1999. The affiliates consist of a diversified group of sites covering such industries as travel, local interest, convention and visitor bureaus, general entertainment, news and information, community and e-commerce. In addition, HRN's pending acquisition of TravelNow.com will expand the affiliate base of the combined companies to over 16,000.

- During 2000, HRN increased its cities served to 97, representing a 143% increase over 1999.

- Internet-generated revenues represented 96% of 4th quarter revenues and 93% of full year 2000 revenues, as compared to 87% in the 4th quarter of 1999 and 81% for all of 1999. This includes both electronic bookings over the Internet by consumers, as well as bookings in HRN's call centers that were sourced from the Internet.

- Affiliate-generated revenues represented 56% of 4th quarter revenues and 54% of full year 2000 revenues, as compared to 43% for the 4th quarter of 1999 and 41% for all of 1999.

- The company generated $17.6 million of EBITDA in the 4th quarter and $52.6 million of EBITDA for full year 2000.

- At the close of 2000, the company's cash and investment position stood at $174.7 million, with no debt. After the close of the pending acquisition of TravelNow.com, HRN is expected to have at least $130 million in cash and investments, with no debt.

     - On January 4th HRN announced a definitive merger agreement to acquire all of the outstanding shares of TravelNow.com (NASDAQ: TNOW), a leading Internet travel site with one of the largest travel affiliate programs on the web, for $47.4 million. The merger brings together two companies in the online travel industry that have the largest and most successful affiliate distribution networks on the Internet, with a combined total of over 16,000 affiliate partners. The acquisition is expected to close by the end of the 1st quarter of 2001.

     - In December HRN launched a new division, Condosaver.com, that expanded HRN's product offerings to include vacation rentals through its web site www.condosaver.com. Condosaver.com provides travelers with easy access to the under-served and highly fragmented condominium, timeshare, villa and private-home rental market in many of the top vacation destinations in the world.

- HRN entered into a strategic alliance with Northwest Airlines, which provides Northwest consumers direct access to HRN's discounted hotel rooms via Northwest's website www.nwa.com. Northwest provides service to 350 cities worldwide.

- HRN entered into a strategic partnership with Transmedia Network Inc., the leading provider of transaction-based dining rewards programs under the iDine brand name. As part of the partnership, iDine consumers can book hotel accommodations via the HRN link on the iDine web site. The partnership provides HRN with access to iDine's 4 million members.

HRN will host a conference call to discuss its 4th quarter and full year 2000 earnings results today, January 25, 2000, at 10:00 am Eastern. To access the conference call dial 416-620-2403. The call will be web cast live and archived for replay at www.hoteldiscount.com under the Investor Relations section of the site.

ABOUT HRN

Hotel Reservations Network, Inc. (NASDAQ: ROOM) is the Internet's #1 provider of discount hotel accommodations and supplier of room availability during sold out periods. In addition, HRN provides travellers with access to vacation rentals, including vacation timeshare properties, condominiums and other managed vacation properties. HRN supplies travellers with an easy-to-use, one-stop source for the guaranteed lowest hotel rates and vacation rentals through its Websites, http://www.hoteldiscount.com, http://www.180096hotel.com and http://www.condosaver.com, over 4,200 affiliate Websites, and HRN's 24x7 toll-free call center (1-800-96-HOTEL). HRN provides hotel accommodations at over 2,600 hotels in 97 major markets in North America, the Caribbean, Western Europe and Asia, and vacation rentals at 113 properties in 17 markets in North America and the Caribbean. For more information about HRN, visit the Company's websites at http://www.hoteldiscount.com and http://www.180096hotel.com. Located in Dallas, Texas, HRN is a majority-owned subsidiary of USA Networks, Inc.'s (NASDAQ: USAI) Information and Services unit.

This news release contains "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. HRN has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include among other things, statements relating to HRN's anticipated financial performance, business prospects, new developments, new strategies and similar matters. These forward-looking statements are subject to risks, uncertainties and assumptions that may affect the operations, performance, development and results of HRN's business and include, but are not limited to, the risk factors described under the section "Risk Factors" in HRN's prospectus filed with the SEC on February 25, 2000 (which is available upon request from HRN or on HRN's websites, www.hoteldiscount.com and www.180096hotel.com, under the heading "Investor Relations") and the following: 1) material adverse changes in the economic conditions in HRN's markets; 2) future regulatory actions and conditions in HRN's operating areas; 3) competition from others; 4) product demand and market acceptance; 5) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and 6) the ability to obtain and retain key executives and employees. HRN undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this press release may not prove correct.

                                    # # #

Contacts:

INVESTOR RELATIONS:
Hotel Reservations Network                              Brainerd Communicators
Mel Robinson                                            Michael Smargiassi
Phone: 214-361-7311 ext 1034                            Phone: 212-986-6667
mrobinson@hoteldiscount.com                             smarg@braincomm.com

                         HOTEL RESERVATION NETWORK, INC.
                        CONDENSED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)


                                                                    THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                       DECEMBER 31,                         DECEMBER 31,
                                                                      2000               1999                2000              1999
                                                                      ----               ----                ----              ----
                                                                                PRO FORMA (1)                         PRO FORMA (1)
                                                                                -------------                         -------------
Revenues                                                          $100,014            $53,443            $327,977          $161,814
Cost of revenues (2)                                                67,517             36,654             225,793           113,356
                                                              ------------       ------------        ------------      ------------
Gross profit                                                        32,497             16,789             102,184            48,458
Operating expenses:
      Selling general & administrative (2) & (3)                    15,058              8,230              50,268            24,585
      Amortization of non-cash marketing and distribution
      expenses                                                       1,304                  -               4,260                 -
      Amortization of goodwill                                      10,619             10,619              38,490            38,490
                                                              ------------       ------------        ------------      ------------
Total operating expenses                                            26,981             18,849              93,018            63,075
                                                              ------------       ------------        ------------      ------------

Income (loss) from operations                                        5,516             (2,060)              9,166           (14,617)
Interest & other income, net                                         2,864                135               8,448             1,789
                                                              ------------       ------------        ------------      ------------
Income (loss) before income tax                                      8,380             (1,925)             17,614           (12,828)

Provision for income tax                                             3,226                  -               6,782                 -
                                                              ------------       ------------        ------------      ------------
NET INCOME (LOSS)                                                   $5,154            ($1,925)            $10,832          ($12,828)
                                                              ============       ============        ============      ============

Net income (loss) per share (basic)                                  $0.09             ($0.03)              $0.21            ($0.24)
Net income (loss) per share (diluted)                                $0.09             ($0.03)              $0.20            ($0.24)

Weighted average shares outstanding (basic) (4)                     55,235             55,235              52,774            52,774
Weighted average shares outstanding (diluted) (4)                   56,343             55,235              53,580            52,774

EBITDA (5)                                                         $17,637             $8,715             $52,641           $24,175

ADJUSTED INCOME EXCLUDING CERTAIN NON-CASH CHARGES (6):

Income before income tax                                            $8,380            ($1,925)            $17,614          ($12,828)
Adjustment for non-cash and non-recurring expenses:
      Amortization of goodwill                                      10,619             10,619              38,490            38,490
      Amortization of non-cash marketing and distribution
      expenses                                                       1,304                  -               4,260                 -
                                                              ------------       ------------        ------------      ------------
Total non-cash expenses                                             11,923             10,619              42,750            38,490
                                                              ------------       ------------        ------------      ------------

Adjusted pre-tax income before non-cash expense                     20,303              8,694              60,364            25,662
                                                              ------------       ------------        ------------      ------------

Provision for income tax                                             7,817              3,347              23,240             9,880
                                                              ------------       ------------        ------------      ------------

ADJUSTED NET INCOME                                                $12,486             $5,347             $37,124           $15,782
                                                              ============       ============        ============      ============

ADJUSTED EPS EXCLUDING CERTAIN NON-CASH CHANGES (BASIC) (6)          $0.23              $0.10               $0.70             $0.30
                                                              ============       ============        ============      ============
ADJUSTED EPS EXCLUDING CERTAIN NON-CASH CHARGES (DILUTED)(6)         $0.22              $0.09               $0.69             $0.29
                                                              ============       ============        ============      ============

Weighted average shares outstanding (basic) (4)                     55,235             55,235              52,774            52,774
                                                              ============       ============        ============      ============
Weighted average shares outstanding (diluted) (4)                   56,343             56,343              53,580            53,580
                                                              ============       ============        ============      ============

NOTES:

(1) The pro forma operating statement for the quarter and twelve months ended December 31, 1999 gives effect to the acquisition of our predecessor business as if it had occurred on January 1, 1999.

(2) Reflects reclassification of performance based affiliate fees from cost of sales to selling, general and administrative (SG&A) expenses resulting in a reduction of cost of sales and increase of SG&A expenses of $1 million for the fourth quarter of 1999 and $2.6 million for the twelve months ended December 31, 1999.

(3) Selling, general & administration costs for the twelve month ended December 31, 1999 exclude non-recurring acquisition related costs of $20,257.

(4) Weighted average shares outstanding for the calculation of earnings per share for the twelve months ended December 31, 2000 assumed the 38,999 shares of the Class B Common Stock was outstanding for the entire period and the 16,235 shares of Class A Common Stock and the dilutive effect of options and warrants issued at the time of the initial public offering are weighted for the period from February 25, 2000 to December 31, 2000. 1999 shares outstanding is shown for the same number of shares as 2000 for comparison purposes.

(5) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. For the twelve months ended December 31, 1999, it also excludes non-recurring acquisition related costs of $20,257.

(6) Adjusted Net Income and Adjusted EPS information is presented for informational purposes only and should not be considered as a substitute for the historical financial information presented in accordance with generally accepted accounting principles.


                           HOTEL RESERVATIONS NETWORK, INC.

                                                SELECTED BALANCE SHEET DATA
                                                        (UNAUDITED)
                                                       (IN THOUSANDS)


                                                     DECEMBER 31,                          DECEMBER 31,
                                                         2000                                 1999
Cash and cash equivalents                                 $53,058                               $4,933

Short-term investments held for sale                      118,413                                4,906

Fixed assets, net                                           4,124                                1,988

Accounts payable                                           30,334                               16,252

Deferred Revenue                                           31,221                               16,447